EXHIBIT 23.1




               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports, dated February 17, 1994, included or incorporated by reference to the Annual Report on Form 10-K of Scotsman Industries, Inc. for the year ended January 2, 1994, and our report, dated May 20, 1994, included in the Annual Report on Form 11-K of the Scotsman Tax Reduction Investment Plan for the year ended December 31, 1993, and to all references to our firm included in this Registration Statement.



                                   ARTHUR ANDERSEN LLP


Chicago, Illinois
January 10, 1995




















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